UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2016

McCormick & Company, Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Loveton Circle Sparks, Maryland	21152
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 771-7301

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain officers.

On November 29, 2016, Mr. Gordon M. Stetz, Jr. notified the Registrant that he has decided to resign as a director on the Board of Directors of the Registrant effective December 31, 2016, which is concurrent with the date of his previously announced retirement as an employee of the company.

On November 29, 2016, Mr. Alan D. Wilson, Executive Chairman, notified the Registrant that he would retire as an employee of the company with effect from January 31, 2017. Effective the same date, Mr. Wilson will also step down as Chairman of the Board of Directors, however, Mr. Wilson will remain on the Board of Directors as a non-executive director. On November 29, 2016, the Board of Directors of the Registrant appointed Mr. Lawrence E. Kurzius, President and Chief Executive Officer, to succeed Mr. Wilson as Chairman of the Board with effect from Mr. Wilson’s stepping down as Chairman of the Board.

Item 5.03: Amendments to Articles of Incorporation or Bylaws.

On November 29, 2016, the Board of Directors of the Registrant approved an amendment to the company’s by-laws. The amendment removes a provision providing that employee directors that retire as employees the company shall also resign as directors, subject to an exception for the chairman of the board who is permitted to serve on the board of directors until the next annual shareholders meeting. The by-laws have been amended to eliminate the inflexibility that the provision imposed on the board’s ability to determine its most appropriate composition. This description is qualified in its entirety by reference to the text of the amended and restated by-laws filed as an Exhibit to this Report, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibit to this report is listed in Item 5.03 above and in the Exhibit Index that follows the signature line.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Jeffery D. Schwartz
Jeffery D. Schwartz
Vice President, General Counsel and Secretary

Date: November 30, 2016

EXHIBIT INDEX

Exhibit Number	Description
99.1	By-Laws of McCormick & Company, Incorporated, Amended and Restated as of November 29, 2016